Exhibit 99.2

Media	Investors
Kristyn Clark	Kevin Chamberlain
(805) 395-9943	Isaac Garden
(818) 224-7028

PennyMac Financial Services, Inc. Announces

Proposed Private Offering of $500 Million of Senior Notes

Westlake Village, CA – September 13, 2021 – PennyMac Financial Services, Inc. (NYSE: PFSI) (the “Company”) today announced that it intends to offer $500 million aggregate principal amount of Senior Notes due 2031 (the “Notes”). The Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Company’s existing and future wholly owned domestic subsidiaries, other than certain excluded subsidiaries. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the Company’s existing secured warehouse borrowings. The offering is subject to market conditions and other factors. The offering will be made solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 7,300 people across the country.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the proposed terms of the offering of Notes and the use of proceeds therefrom. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.

Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the Company’s exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which the Company operates; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to the Company’s businesses; elimination of the FHFA’s adverse market refinance fee; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; the Company’s dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which the Company’s bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of the Company’s operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and the Company’s success in winning bids; changes in prevailing interest rates; the Company’s substantial amount of indebtedness; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; the Company’s reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, the Company’s mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; the Company’s obligation to indemnify third-party purchasers or repurchase loans if loans that the Company originates, acquires, services or assists in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; the Company’s obligation to indemnify PMT if the Company’s services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that the Company selects and manages for its clients, and its resulting management and incentive fees; the extensive amount of regulation applicable to the Company’s investment management segment; conflicts of interest in allocating the Company’s services and investment opportunities among the Company and its advised entities; the effect of public opinion on the Company’s reputation; the Company’s recent growth; the Company’s ability to effectively identify, manage, monitor and mitigate financial risks; the Company’s initiation or expansion of new business activities or strategies; the Company’s ability to detect misconduct and fraud; the Company’s ability to mitigate cybersecurity risks and cyber incidents; the Company’s ability to pay dividends to its stockholders; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.